UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 24, 2015

(Date of earliest event reported)

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 24, 2015, Tech Data Corporation (the “Company”) issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, announcing its financial results for the three months ended October 31, 2015. The information in this Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

GAAP to Non-GAAP Reconciliation

The disclosures of financial results for the three months ended October 31, 2015, contained herein are prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) and are accompanied by disclosures and financial measures that are not prepared in conformity with GAAP. These non-GAAP disclosures include certain adjustments as noted below and the related tax effect not reflected in the GAAP presentations.

•	Restatement and remediation related expenses:
For the three months ended October 31, 2015, non-GAAP operating income and non-GAAP operating margin exclude restatement and remediation related expenses of $47 thousand. For the three months ended October 31, 2015, non-GAAP net income and non-GAAP net income per diluted share exclude this item, net of the tax impact.

•	LCD settlements:
For the three months ended October 31, 2015, non-GAAP operating income and non-GAAP operating margin exclude a gain associated with an LCD settlement of $3 million. For the three months ended October 31, 2015, non-GAAP net income and non-GAAP net income per diluted share exclude this item, net of the tax impact.

•	Loss on disposal of subsidiaries:
For the three months ended October 31, 2015, non-GAAP operating income and non-GAAP operating margin exclude a loss on disposal of subsidiaries of $182 thousand. For the three months ended October 31, 2015, non-GAAP net income and non-GAAP net income per diluted share exclude this item, net of the tax impact.

•	Acquisition-related intangible assets amortization expense:
For the three months ended October 31, 2015, non-GAAP selling, general and administrative expenses (“SG&A”), non-GAAP operating income and non-GAAP operating margin exclude acquisition-related intangible assets amortization expense of $5.7 million. For the three months ended October 31, 2015, non-GAAP net income and non-GAAP net income per diluted share exclude this item, net of the tax impact.

In addition to GAAP results, Company management believes that the presentation of non-GAAP financial measures is useful to investors because it provides investors with a more complete understanding of our operational results and a meaningful comparison of our performance between periods. The non-GAAP results should only be used in conjunction with results reported in accordance with GAAP and are not intended to be a substitute for results reported in accordance with GAAP. Non-GAAP financial measures presented in the press release, supplemental slide presentation and similar documents issued by the Company include but are not limited to sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”) and the impact of the exit of certain country operations, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP Return on Invested Capital. These non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by comparable companies. Management may also use these non-GAAP financial measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. The press release and supplemental slide presentation provide a detailed reconciliation between results reported in accordance with GAAP and non-GAAP financial measures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release, dated November 24, 2015.
99.2	Supplemental slide presentation dated November 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: November 24, 2015	/s / Charles V. Dannewitz
Charles V. Dannewitz Executive Vice President, & Chief Financial Officer